Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01, of iGo, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

CUSIP NO. 449593201

Dated:August 27, 2013	STEEL EXCEL INC.

	By:	/s/ James F. McCabe
James F. McCabe, Jr., Chief Financial Officer

STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc. General Partner

	By:	/s/ Jack L. Howard
Jack L. Howard, President

SPH GROUP LLC

	By:	Steel Partners Holdings GP Inc. Managing Member

	By:	/s/ Jack L. Howard
Jack L. Howard, President

SPH GROUP HOLDINGS LLC

	By:	Steel Partners Holdings GP Inc. Manager

	By:	/s/ Jack L. Howard
Jack L. Howard, President

STEEL PARTNERS HOLDINGS GP INC.

	By:	/s/ Jack L. Howard
Jack L. Howard, President

/s/ JACK L. HOWARD
JACK L. HOWARD

/s/ TERRY R. GIBSON
TERRY R. GIBSON